UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2021

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1100 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 463-6697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2021, James Dondero resigned from his positions as Chief Executive Officer and President and as a director of VineBrook Homes Trust, Inc. (the “Company”) and its subsidiaries. Mr. Dondero’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Dondero’s resignation, on August 24, 2021, the Board of Directors of the Company designated Brian Mitts as the Company’s principal executive officer. At this time, the positions of Chief Executive Officer and President will remain vacant. Mr. Mitts will also continue to serve as the Company’s Chief Financial Officer, Treasurer and Assistant Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Assistant Secretary and Treasurer

Date: August 24, 2021